ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this "Escrow Agreement") is made and entered into as of October 2, 2008, by and among GAMCO Investors Inc., a New York corporation ("GAMCO"), Cascade Investment, L.L.C., a Washington limited liability company ("Cascade", and together with GAMCO, sometimes referred to individually as "Party" or collectively as the "Parties"), and JPMorgan Chase Bank, National Association (the "Escrow Agent").  Capitalized terms used but not defined in this Escrow Agreement that are defined in the Purchase Agreement (defined below) shall have the meanings assigned to such terms in the Purchase Agreement.

WHEREAS, GAMCO and Cascade  have entered into a Note Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"); and

WHEREAS, the Parties have agreed to deposit in escrow certain funds and wish such deposit to be subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment.  The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. Escrow Account.  GAMCO agrees to deposit with the Escrow Agent the initial sum of US$61,950,000  in cash (the "Escrow Deposit").  The Escrow Agent shall hold the Escrow Deposit and any investment proceeds thereof or interest thereon (collectively, the “Escrowed Funds”) in its name or the name of its nominee in a separate segregated and earmarked escrow account (the “Escrow Account”) until this Escrow Agreement has terminated and all of the Escrowed Funds have been released to the Parties, in each case in accordance with the terms and conditions of this Escrow Agreement. The Escrow Agent shall invest and reinvest the Escrow Deposit and the investment proceeds thereof and interest thereon as directed in Section 3. The Escrow Agent shall hold and safeguard the Escrowed Funds and any other property deposited or held from time to time in the Escrow Account during the term of this Escrow Agreement. The Escrowed Funds shall not be subject to any lien, attachment, claim, trustee process or any other judicial process of any creditor of any party hereto.

3. Investment of Escrowed Funds.  During the term of this Escrow Agreement, the Escrowed Funds shall be invested as instructed in writing by GAMCO in United States Treasury Bills ("Permitted Investments") as available under then-current market conditions and prices, and any income from such investments will become part of the Escrowed Funds.  In the event that United States Treasury Bills are unavailable or circumstances prevent GAMCO from providing written instructions to the Escrow Agent, the Escrow Agent shall invest the Escrowed Funds in a cash deposit account at JPMorgan Chase Bank, N.A. (“Cash Deposit Account”) selected by the Escrow Agent, which shall initially be the JPMorgan Cash Compensation Account.  Cash Deposit Accounts have rates of compensation that may vary from time to time based upon market conditions. Written investment instructions, if any, shall specify the type and identity of the investments to be purchased and/or sold.  The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.  The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder including without limitation charging an agency fee in connection with each transaction. The Escrowed Funds shall not be invested in any investment other than the Permitted Investments or the Cash Deposit Account without the prior written consent of both Parties. Promptly after the end of each calendar month during the term of this Escrow Agreement, the Escrow Agent shall provide to the Parties a statement setting forth in reasonable detail a breakdown of the cash and Permitted Investments comprising the Escrowed Funds (the "Monthly Statement"). If at any time during the term of this Escrow Agreement, the fair market value of the Escrowed Funds (with any cash in US dollars being valued at the face amount thereof and any United States Treasury Bills valued as quoted by Bloomberg.com, or any successor thereto, at 4:00 p.m. on the Business Day prior to the valuation date) is less than the sum of (i) the Unpaid Principal Amount and (ii) six months of interest on the Unpaid Amount at the rate of 6.5% per annum (the "Floor Amount"), then GAMCO shall deposit or cause to be deposited in the Escrow Account cash in an amount equal to such shortfall. The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Escrow Agreement or as a result of any liquidation of any investment prior to its maturity or for any failure of the Parties to give the Escrow Agent instructions to invest or reinvest the Escrowed Funds; provided, however, that the foregoing shall not relieve the Escrow Agent for any liability arising out of or resulting from its gross negligence, or willful misconduct.

4. Release and Termination.  The Escrow Agent shall only release Escrowed Funds from the Escrow Account as provided in this Section 4.

(a)
If, on or prior to the Exercise Date, (i) Cascade exercises any Note Put Option or an Event of Default occurs, and (ii) GAMCO fails to deliver all or any portion of the consideration due and payable in respect of such exercise or Event of Default (in each case, the “Unpaid Amount”) when it becomes due under the Note (in each case, the “Due Date”), Cascade, in its sole discretion, may deliver a written notice (each, a “Payment Notice”) to the Escrow Agent and GAMCO on or after the Due Date requesting payment of such Unpaid Amount.

(b)
Cascade and GAMCO shall, (i) promptly after the occurrence of each Partial Release Event, (ii) promptly after receipt of each Monthly Statement and (iii) at such other time as they shall mutually agree, deliver a joint written notice (each, a “Mutual Release Notice”) to the Escrow Agent instructing the Escrow Agent to release all of the Escrowed Funds in excess of the Floor Amount to GAMCO.  "Partial Release Event" means each partial conversion of the Note into Common Stock or a partial exercise of any Note Put Option.

(c)
This Escrow Agreement shall terminate (other than the provisions of Sections 7 and 8 which will survive termination) upon the earlier to occur of (i) the full conversion of the entire aggregate principal amount of the Note, (ii) the first Business Day after the entire aggregate principal amount of the Note has been paid in full, and (iii) the first Business Day after the Exercise Date on which all outstanding Payment Notices have be fully discharged and paid in full. The Parties shall give the Escrow Agent joint written notice of the termination of this Escrow Agreement (the “Termination Notice”).

(d)
Upon receipt of a Payment Notice, Mutual Release Notice or Termination Notice, the Escrow Agent shall, promptly and in no event later than one (1) Business Day after the date on which it receives such notice, to the extent necessary to make such payment, convert Escrowed Funds into cash in U.S. dollars, and release to Cascade or GAMCO, as specified in such notice, from the Escrow Account an amount in cash in U.S. dollars equal to the amount specified in the notice by wire transfer of immediately available funds to the account or accounts specified by Cascade or GAMCO, as applicable, in the notice.

(e)
All Payment Notices, Mutual Release Notices or Termination Notices provided under this Section 4 shall specify the amount and maturity date of the United States Treasury Bill which is to be liquidated in order to make such funds transfer and the Escrow Agent shall have no discretion thereto.

5. Escrow Agent.

(a)
The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied.  The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Purchase Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Escrow Agreement.  Solely with respect to the duties of the Escrow Agent, in the event of any conflict between the terms and provisions of this Escrow Agreement, those of the Purchase Agreement, any schedule or exhibit attached to the Escrow Agreement, or any other agreement among the Parties, the terms and conditions of this Escrow Agreement shall control.  The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind.  The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Account, including, without limitation, the Escrow Deposit nor, except as expressly set forth herein, shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(b)
The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's gross negligence, or willful misconduct was the cause of any loss to either Party.  The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through attorneys, and shall be liable only for its gross negligence, or willful misconduct (as finally adjudicated in a court of competent jurisdiction) in the selection of any such attorney.  The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it.  The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons so long as such persons were selected with reasonable care.  In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to an investment instruction hereunder or shall receive instructions, claims or demands from any party hereto regarding the investment of the Escrowed Funds which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty as to investment of the Escrowed Funds to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction.  The Parties agree, to the extent reasonably practicable, to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.  Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6. Succession.

(a)
The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation (it being agreed that the appointment of a successor escrow agent shall require the written consent of each of the Parties), the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.  Escrow Agent's sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrowed Funds in the Escrow Account (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate, subject to the provisions of Sections 7 and 8 hereunder and any liability of the Escrow Agent arising hereunder prior to such resignation.

(b)
Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

7. Compensation and Reimbursement.  GAMCO agrees to (a) pay the Escrow Agent for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 2 attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including, without limitation reasonable attorney's fees and expenses, incurred or made by it in connection with the performance of this Escrow Agreement.

8. Indemnity.  The Parties shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its affiliates and their respective successors, permitted assigns, directors, agents and employees (the "Indemnitees") from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the fees and expenses of outside counsel) (collectively "Losses") arising out of or in connection with (a) the Escrow Agent's execution and performance of this Escrow Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Escrow Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except in the case of any Indemnitee to the extent that such Losses are finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of such Indemnitee, or (b) its following any instructions or directions, whether joint or singular, from the Parties, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof.  The Parties hereto acknowledge that the foregoing indemnities shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Escrow Agreement.  GAMCO agrees to pay on behalf of, or reimburse upon request, Cascade for all expenses, disbursements and other amounts paid by Cascade pursuant to this Section 8.

9. Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a)
Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA PATRIOT Act") requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent's identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties’ identities including without limitation name, address and organizational documents ("identifying information"). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information reasonably required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b)
Taxpayer Identification Numbers ("TIN").  The Parties have provided the Escrow Agent with their respective fully executed Internal Revenue Service ("IRS") Form W-8, or W-9 and/or other required documentation.  Each Party represents that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the form delivered by such Party, as well as in the Substitute IRS Form W-9 for such Party set forth on the signature page of this Escrow Agreement.

(c)
Tax Reporting.  All interest or other income earned under the Escrow Agreement shall be allocated to GAMCO and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Deposit by GAMCO whether or not said income has been distributed during such year.  Any other tax returns required to be filed will be prepared and filed by GAMCO and/or Cascade with the IRS and any other taxing authority as required by law.  The Parties acknowledge and agree that Escrow Agent shall have no responsibility for the preparation and/or filing of any income, franchise or any other tax return with respect to the Escrowed Funds or any income earned by the Escrow Deposit.  The Parties further acknowledge and agree that any taxes payable from the income earned on the investment of any sums held in the Escrow Deposit shall be paid by GAMCO.  In the absence of written direction from the Parties, all proceeds of the Escrow Deposit and the investment proceeds thereof and interest thereon shall be retained in the Escrow Account and reinvested from time to time by the Escrow Agent as provided in this Escrow Agreement.  Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

10. Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(a)	upon delivery, if delivered personally, or upon confirmed transmittal, if by facsimile;

(b)	on the next Business Day (as hereinafter defined) if sent by recognized overnight courier; or

(c)
four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to GAMCO	GAMCO Investors, Inc.
One Corporate Center
Rye, New York 10580
Attn: General Counsel
Facsimile: (914) 921-5384

With copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn: Richard Prins, Esq.
Facsimile: (212) 735-3000

If to Cascade	Cascade Investment, L.L.C.
2365 Carillon Point
Kirkland, WA 98033
Attn: General Counsel
Facsimile: (425) 803-0459

With copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attn: Duncan C. McCurrach
Facsimile: (212) 558-3588

If to the Escrow Agent	JPMorgan Chase Bank, N.A.
Clearance and Agency Services
4 New York Plaza
New York, NY 10004
Attention: Natalie Pesce/Sandra Frierson
Fax No.:212-623-6168

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (a), (b) and (c) of this Section 10, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office.  In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.  "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

11. Security Procedures.  If a Payment Notice is given by Cascade, whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated by Cascade for such purposes on schedule 1 hereto ("Schedule 1"), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. If a Mutual Release Notice or Termination Notice is given by the Parties, whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to at least one of the persons designated by each Party for such purposes on schedule 1 hereto ("Schedule 1"), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent.  The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by GAMCO or Cascade to identify (a) the beneficiary, (b) the beneficiary's bank, or (c) an intermediary bank.  The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The Parties acknowledge that these security procedures are commercially reasonable.

12. Miscellaneous.  The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties.  Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in Section 6, without the prior consent of the Escrow Agent and the other Parties.  This Escrow Agreement shall be governed by and construed under the laws of the State of New York.  Each Party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to the jurisdiction of the courts located in the State of New York. The Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement.  No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.  This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.  If any provision of this Escrow Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.  A person who is not a party to this Escrow Agreement shall have no right to enforce any term of this Escrow Agreement. The parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations.  Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Escrow Agreement shall be enforced as written.  Except as expressly provided in Section 8 above, nothing in this Escrow Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Escrow Agreement or any funds escrowed hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

GAMCO INVESTORS, INC.,

a New York corporation

By:    /s/  Douglas R. Jamieson

Name:  Douglas R. Jamieson

Title: President and Chief Operating Officer

CASCADE INVESTMENT, L.L.C.,

a Washington limited liability company

By:    /s/  Michael Larson

Name: Michael Larson

Title: Business Manager

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

as Escrow Agent

By:   /s/  Natalie Pesce

Name: Natalie Pesce

Title: Vice PResident